                                                                   Exhibit 10.11

                           David Nichols Realty, Inc.

71 East Pennington         Tucson, Arizona 85701                 520-624-0426





                           COMMERCIAL LEASE AGREEMENT



                                    Between

                             Larry Michael Sandusky
                                       &
                             Rebecca Anne Sandusky
                                            Landlord
--------------------------------------------------------------------------------


                                      and


                        Chorum Technologies Inc., Tenant


--------------------------------------------------------------------------------

                                     Dated

                                June 8th, 2000

                          COMMERCIAL LEASE AGREEMENT

                                     INDEX

 1.  LEASED PREMISES                                              1

 2.  USE OF LEASED PREMISES                                       1

 3.  ZONING                                                       1

 4.  COMPLIANCE WITH LAWS                                         1

 5.  CONDUCT OF BUSINESS                                          1

 6.  TERM                                                         2

 7.  RENT                                                         2

 8.  MONTHLY RENTAL PAYMENTS                                      2

 9.  SECURITY DEPOSIT                                             2

10.  WHERE PAYABLE                                                3

11.  MAINTENANCE OF LEASED PREMISES                               3

12.  UTILITIES AND GLASS                                          3

13.  ADVANCE POSSESSION                                           3

14.  ALTERATIONS AND ADDITIONS                                    3

15.  LIENS CREATED BY TENANT                                      4

16.  LEAKING ROOF                                                 4

17.  DAMAGE OR INJURY TO PERSONS OR PERSONA L PROPERTY            4

18.  LANDLORD RULES                                               4

19.  LIABILITY INSURANCE                                          4

20.  LANDLORD'S EXEMPTION FROM LIABILITY                          5

21.  LANDLORD'S CASUALTY INSURANCE                                6

22.  INSPECTIONS                                                  6

23.  FIRE OR EQRTHQUAKE                                           6

24.  LIGHTING AND OTHER FIXTURES                                  6

25.  BANKRUPTCY                                                   6

26.  WAIVER BY LANDLORD                                           7

27.  LEASE TRANSFER                                               7

28.  REASONABLE CONSENT                                           8

29.  TENANT CONTINUING RESPONSIBILITY                             8

30.  ENFORCEMENT OF LEASE                                         8

31.  CHANGE IN LEASE                                              8

32.  CONTINUING LEASE AFTER EXPIRATION                            8

33.  SUIT TO ENFORCE TERMS OF LEASE                               8

34.  POSSESSION AT EXPIRATION OF THIS LEASE                       9

35.  IF LANDLORD CANNOT DELIVER POSSESSION OF LEASED PREMISES     9

36.  INDEPENDENT COVENANT FOR PAYMENT OF RENT                     9

37.  IF LEASED PREMISES ARE DESERTED BY TENANT                    9

38.  LANDLORD'S RIGHT TO PLACE "FOR SALE" OR "FOR LEASE" SIGN     9

39.  RETROACTIVE RENT CLAUSE                                      9

40.  BROKERAGE FEE                                                9

41.  SUBMISSION OF LEASE                                         10

42.  GENDER                                                      10

43.  SIDE HEADINGS                                               10

44.  MORTGAGE                                                    10

45.  SIGNS                                                       10

46.  KEEPING LEASED PREMISES CLEAN                               11

47.  NON-PAYMENT OF RENT                                         11

48.  LANDLORD'S DAMAGES                                          11

49.  EQUIPMENT, ROOF, WALLS AND OTHER REPAIRS                    11

50.  FINANCIAL STATEMENT                                         12

51.  DISCLAIMERS                                                 12

52.  TIME OF ESSENCE                                             12

53.  BINDING ON HEIRS, ETC.                                      12

54.  TENANT IMPROVEMENTS                                         12

55.  LANDLORD'S LIEN                                             12

56.  AMERICANS WITH DISABILITIES ACT                             12

57.  CONDITION OF LEASED PREMISES                                12

58.  HAZARDOUS WASTE                                             13

59.  CONDEMNATION                                                13

60.  NOTICES                                                     14

61.  LANDLORD'S DEFAULT                                          14

62.  WARRANTY OF AUTHORITY                                       14

63.  FORCE MAJEURE                                               14

COMMERCIAL LEASE AGREEMENT

     THIS LEASE, made this 8th day of June 2000 between Larry Michael Sandusky & Rebecca Anne Sandusky (hereinafter called "LANDLORD"), AND Chorum Technologies, Inc., (hereinafter called "TENANT"), and David Nichols Realty, Inc (hereinafter called "PROCURING BROKER" or "AGENT").

     1. LEASED PREMISES: Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all the conditions set forth herein, that certain real property situated in the County of Pima, State of Arizona, commonly known as:

            221 E. 6th Street, in the County of Pima, City of Tucson, State of Arizona

and described on Exhibit A attached, Leased Premises outlined in yellow hereto and made a part hereof. Said real property including the land and all improvements thereon, is herein called the "Leased Premises."

     2.  USE OF LEASED PREMISES. The Leased Premises shall be used only as:

                        Office and Light Manufacturing

     3. ZONING. It is agreed that the zoning has been investigated by Tenant and determined by the Tenant to be correct, in all respects, for the business use as stated herein.

     4. COMPLIANCE WITH LAWS. The Tenant agrees to conduct the business in a legal manner and in accordance with Municipal, County, State and Federal regulations and requirements, and to Zoning ordinances.


           The Tenant shall faithfully and promptly execute and comply with all present and future statutes, ordinances, soles, orders, regulations and requirements of the Federal, State, City and County authorities and o(Pounds) any and all their departments and bureaus applicable to said Leased Premises and the use thereof. Should the Tenant, or the Health, building or City, County, State or Federal authorities require any changes or improvements in or to the Leased Premises, the Tenant shall first obtain the written consent from the Landlord for such changes, and all such changes or improvements shall be done at the sole expense and risk of the Tenant. The Tenant agrees to comply with all provisions, covenants, conditions and restrictions as recorded in the office of the County Recorder of Pima County, Arizona. Any interruption or stoppage in the use and occupancy of the Leased Premises shall not affect the rental terms, conditions and covenants contained in this Lease.

     5. CONDUCT OF BUSINESS. Tenant shall not leave the Leased Premises unoccupied or vacant but shall throughout the term of this Lease conduct and carry on the type of business for which the Leased Premises are leased at its usual business hours and manner.

     6. TERM. TO HAVE AND HOLD the same to the said Tenant from the 8/th/ day of June, 2000 through the 8/th/ day of October, 2000.

     7. RENT. And the said Tenant, in consideration of the leasing of the premises hereinabove set forth, covenants anal agrees with the Landlord to pay the said Landlord as! Rent for , the property the total suns of Thirty Two Thousand Four Hundred Sixty Eight Dollars and Ninety-Six Cents ($32,468.96) lawful money of the United States of America, which amount is now due and payable.

     8. The above rent includes an amount presently equal to Two percent (2%) of the gross monthly rent (gross monthly rent shall include rent and Tenant's m6nthly payment of real property tax and insurance reimbursement as described below), which. amount is for the TWO percent (2 %) "Business Privilege License Tax" as imposed by the City of Tucson. In the event the City ,or State, or both, should impose an increase or additional tax, the Tenant agrees to pay said increase and such additional tax. The Landlord, in turn, shall pay these amounts to the proper Governmental body. Said tax, as of the date of this Lease, is One Hundred Fifty Nine Dollars and Sixteen Cents ($159.16) per month. The Tenant hereby agreed to pay any and all other taxes levied or assessed by State, County, and/or City or Federal authorities applying to or affecting the Leased Premises, including all taxes on all merchandise and stock and all taxes on all equipment as owned by Tenant or on Landlord's equipment used by Tenant, and to pay all license, fees, sales taxes for conducting the business.

     Tenant agrees to pay as part of the above rent amount any real property taxes levied for the 2000 tax year, prorated as of 2000. Tenant shall pay his share of the annual real property tax only for the term of the lease. It shall be computed on a prorated share of square footage per unit, if there are multiple units. Tenant's percentage of their space to total property is 47% as designated by Tax Code # ###-##-####. Taxes for the 2000 Tax Year are $12,500. The monthly cost is Four Hundred Eighty Nine Dollars and Fifty Eight Cents ($489.58) per month for each month of the lease.

     Tenant agrees not to deduct from the herein rental payments any cost or expense whatsoever involving repairs, maintenance or alterations to, the Leased Premises or for anything else, unless written consent is first obtained by the Tenant from the Landlord or from the Agent.

     9. SECURITY DEPOSIT. On or before the date of execution of this Lease, Tenant will deposit with the Landlord the total sum of Eight Thousand One Hundred Seventeen Dollars and Twenty Four Cents ($8,417.24) (herein after referred to as "Security Deposit").

     Security Deposit shall be held by the Landlord as Security for the faithful performance by Tenant of all the terms and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including; but not. limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or other sums in default, or for the, payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default , or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied Tenant shall, within 5 days (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a default under this lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the Security Depositor any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of tenant's interest hereunder) within ten (10) days following expiration of this Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest and shall have no further obligation with respect thereto.

     10. WHERE PAYABLE. All rental payments shall be made payable to the order of

                               Mr. Mike Sandusky
                              1760 Calle Del Voso
                            Tucson, Arizona  85737
          During the entire term of this Lease, unless otherwise designated by Landlord.


     11. MAINTENANCE OF LEASED PREMISES. Tenant at all tunes during the term of Lease, at its own cost and expense, shall keep and maintain or cause to be kept and maintained in good condition and repair, ordinary wear and tear excepted, walls, flooring, light fixtures and ceiling tiles, and shall use all reasonable caution to prevent waste, damage or injury.

     12. UTILITIES AND GLASS. Tenant further agrees to connect to and pay for all water, fuel, light, power, gas, telephone, and all other utilities used in or about the Leased premises and the Landlord shall in no way be responsible therefor. The Tenant hereby agrees to take full responsibility for all plate glass and other glass in and about the Leased Premises, and should Landlord require that plate, glass insurance be carried, the premium shall be paid by the Tenant.

Tenant shall not overload the electrical systems and shall install, after obtaining Landlord's prior written approval, any additional wiring required for Tenant's equipment.

     13. ADVANCE POSSESSION. All terms of this Lease shall be in force from the initial date of possession of key or by physical occupancy of Leased Premises by Tenant. Rent shall continue upon expiration of Lease and until key and possession of Leased Premises is returned to Landlord.

     14. ALTERATIONS AND ADDITIONS. Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Leased Premises or any part thereof without the written consent of Landlord first had and obtained, and any alterations, additions or improvements to or of said Leased Premises, including, but not limited to wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures installed by Tenant, shall at once become a part of the realty as further evidenced by the signing and filing of a UCC-1 designating the Landlord the Secured Party and shall be surrendered with the Leased Premises if here is a default in complying with the terms of the lease. In the event Landlord consents to the making of any alterations, additions or. improvements to the Leased Premises by Tenant, the same shall be made by Tenant in a good, workmanlike and diligent manner at Tenant's sole cost and expense, in accordance with law, with Tenant to obtain all applicable permits. Upon the expiration or sooner termination of the terns hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant's sole cost and expense, forthwith and with all due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall forthwith and will all due diligence, at its sole cost and expense, repair any damage to the Leased premises caused by such removal.

     15. LIENS CREATED BY TENANT. The Tenant shall have no power to do any act or to make any contract that may create or be the foundation for any lien upon the Leased Premises or other estate of the Landlord in the Leased premises or upon any building or improvement thereon, and should any such lien be filed; the Tenant at his own cost and expense shall bond or otherwise charge the same within ten (10) days after the filing thereof. If Tenant fails to do so, Landlord may (but shall not be obligated to) pay such claim and the amount so paid together with any costs.

     16. LEAKING ROOF. The Landlord shall not be responsible for any damage sustained by the Tenant by reason of water leaking through the roof of said building.

     17. DAMAGE OR INJURY TO PERSONS OR PERSONAL PROPERTY. The Tenant hereby agrees to indemnify, defend and save harmless the Landlord from any and all liability for any damage or injury to person or property caused by or resulting from the Tenant's failure to perform any maintenance or repair, as required by the terms and provisions of this Commercial Lease. The Tenant further agrees to indemnify, defend and save harmless the Landlord from any and all loss, damage or liability by reason of any injury or injuries to any person, persons or personal property occurring by reason of Tenant's use or occupancy or through the fault or negligence of the Tenant, his employees or patrons. Landlord shall not be responsible for loss or damage to Tenant or his or anyone else's personal property on the leased premises, for any reason whatsoever, including but not limited to, fire, flood, weather, maintenance and structural failure of said Leased Premises. Tenant is to obtain insurance for his leasehold improvements and personal property and general liability. If Tenant fails to remove such personal property prior to expiration of the Term it shall become the property of the Landlord.

     18. LANDLORD RULES. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, security, care and cleanliness of the Leased Premises and preservation of good order therein. Said rules must be presented to Tenant in writing, prior to taking effect.

     19. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain, maintain and keep in force, by advance payment of premiums, during the term of this Lease a policy of comprehensive public liability said property damage insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $1,000,000.00 for injury or death of one person in any one accident or occurrence and in the amount of not less than $1,000,000.00 for bodily injury or death for more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $250,000.00. Alternatively, limits shall be not less than $1,000,000.00 bodily injury and property damage liability insurance combined single limit. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. If the Tenant shall fail to procure and maintain said insurance the Landlord may procure the same, and Tenant shall be obligated to reimburse Landlord for the cost thereof, within five days of receipt of the bill therefore. Insurance required hereunder shall be in companies rated A+ or better in "Best's Insurance Guide." Tenant shall deliver to Landlord, prior to right of entry, certificates evidencing the existence and amounts of such insurance. No policy shall be cancelable or subject to reduction of coverage or non-renewed without 30 days prior written notice being given to the Landlord. The insurance provided by Tenant shall specify that it is primary insurance and any insurance maintained by Landlord shall be in excess and not contributory with Tenant's insurance. Landlord and Tenant agree that they shall not be liable to the other and hereby release the other for damage to the Leased premises and to Tenant's improvements and to loss through business interruption and to loss to personal property from risks insured against under any insurance policies carried by the parties and in force at the time of such damage. This release shall apply only to the extent that such loss is covered by insurance. Tenant shall also maintain worker's compensation insurance as required by state law.

     20. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant agrees Landlord shall not be liable for injury to Tenant's business or for damage to the goods, merchandise or other property of and/or not liable for injury to the person of Tenant as well as Tenants employees, agents, invitees, customers, contractors or any other person in or about the property, including but not limited to a vandal. Such exemption of Landlord from all liability shall apply whether such damage or injury is caused by or results from fire, utility related damage, weather related damage such as caused by roof leak, building or plumbing defect related damage or from any other cause, including but not limited to, the negligence, and/or any agent of Landlord including an employee or contractor of Landlord as well as whether any such damage or injury results from conditions arising upon the property, other portions of the building of which the property is a part or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to the Tenant.

Further, Tenant agrees to waive any statutory provision, case law or legal authority which is contrary to and/or nullifies/voids in any way such member/partner protective provisions in the event of any actual or alleged breach of the lease by the Landlord, the sole remedy shall be against the assets of the Landlord and no individual member, partner or other associated entity of the company shall be liable for any damages arising from any act or omission or neglect including negligence of the Owner or of any other Tenant as well as any other Tenant's employees, agents, invitees, customers, contractors or any other person in or about the property, including but limited to a vandal.

Further, Tenant expressly agrees to indemnify, hold harmless and defend Landlord, any owner of Landlord, such as any shareholder or L.L.C. member as well as any employee, contractor or other agent of Landlord from claim or losses, damages or the like, including costs attorney's fees, arising out of all enumerated causes including but not limited to Tenant's utilization of the leased premises. All such continuing agreements duties and promises of Tenant contained in this exemption of Landlord from liability as well as such continuing duties, obligations and promises of Tenant contained elsewhere in this agreement shall survive and continue following the end of the lease term and/or occupancy of Tenant with such indemnification, hold harmless and defend provisions to apply to any claim, loss, damage, liability or the like made by Tenant, invitee of Tenant, employee, contractor or other agent of Tenant or any other third party, including but not limited to another Tenant and including any and all claims even if caused by the negligence of the Landlord and any Owners of Landlord and/or agent of Landlord including an employee or contractor of Landlord.

     21. LANDLORD'S CASUALTY INSURANCE. Tenant agrees not to do anything, including, but not limited to, structural changes, which could jeopardize the Landlord's insurance coverage, create additional risk, fail to comply with a law, or regulation, or Landlord's insurance company's requirements or cause an increase in Landlord's insurance premium.

Tenant, each successive month, shall pay the Landlord, in addition to the rent, one-twelfth (1/12th) of the Landlord's cost of special form - all ask property damage, liability and casualty insurance ("Property Casualty Insurance"). It shall be compiled on a pro rata share of square footage per unit, if there are multiple units. Tenants percentage of their space to total property is 47%. Monthly Insurance cost to Tenant is Seventy Dollars and Fifty Cents ($70.50)

     22. INSPECTIONS. The Landlord or his Agent is hereby granted the right and privilege to inspect the property both inside and outside at any time during the term of this Lease, between the hours of 10:00 A.M. and 4:00 P.M. Should any of the leased property be damaged the Landlord shall have the right to demand that such damage be repaired immediately and at the sole cost, expense and risk of the Tenant.

     23. FIRE OR EARTHQUAKE. If at any time during the Lease, the Leased Premises shall be destroyed by fire, by the elements, by earthquake or any other casualty or be so damaged by fire, by the elements, by earthquake, or any other casualty that, in the reasonable judgment of Landlord's contractor, the Leased Premises cannot be repaired, rebuilt or restored within Thirty (30) working days from the date of such damage, this Lease may, at the option of either party, be terminated by delivering written notice of termination not later than Thirty (30) days after the date of the casualty, and rights hereunder shall cease and terminate and the Tenant shall be entitled to be reimbursed for all rents paid in advance. The Tenant agrees to give the Landlord access to the Leased Premises so that the necessary repairs, rebuilding or restoration may be resumed without delay, subject to availability of insurance proceeds and the ability to obtain necessary permits. It is further understood and agreed that during the time or times that the Tenant may be unable to occupy the Leased Premises for the reason above stated, rental shall abate proportional to the square footage of the Premises which is unavailable for occupancy, until said Leased Premises are again in condition to be available for use by the Tenant.

     24. LIGHTING AND OTHER FIXTURES. The Tenant agrees to furnish and install at his own sole cost and risk upon, obtaining Landlord's prior written approval, any additional lighting fixtures, cooling and heating system, needed for Tenant's efficient operation(s). All said additions and/or alterations shall become the property of the Landlord, without charge, at the termination of this Lease.

     25. BANKRUPTCY. It is hereby mutually agreed, covenanted and understood that in the event the Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or make an assignment for the benefit of creditor or take the benefit of any insolvent act or fail in business, then this Lease shall, at the option of the Landlord, immediately terminate and in no event shall this Lease be treated as an asset of the Tenant after the exercise of such option.

     26. WAIVER BY LANDLORD. The waiver by the Landlord of any breach or breaches by the Tenant of any one or more of the covenants, agreements, conditions, or obligations herein contained or the acceptance of any delinquent payments shall not bar the Landlord's right to declare a forfeiture or to employ any other rights or remedies of the Landlord in the event of any subsequent breach of any such or other covenants, agreements, conditions or obligations. Any entry and/or reentry by the Landlord, whether had or taken by the terms of this Lease under what is generally known as summary proceedings, shall not be deemed to absolve or discharge the Tenant from liability hereunder.

     27. LEASE TRANSFER. The Tenant hereby agrees not to sell, transfer, sublease, sublet or assign this Lease, or to lease or sublease the whole or any portion of said Leased Premises without first obtaining the written consent of the said Landlord, and any attempted assignment of lease or sublease without such written consent shall be void. Even though the Landlord may give the written consent to an assignment, subletting or transferring hereof, it is agreed that no further assignment, subletting or transferring shall be made by the Tenant without the express consent in writing by the Landlord. Such consent cannot be unreasonably withheld. The Landlord reserves the right to assign this Lease to anyone, and at any turn:, without given notice to the Tenant and Landlord shall be released from all liability and obligation arising hereunder after the date of such assignment.

     28. REASONABLE CONSENT. As set forth in paragraph 27 above, Tenant shall not sublet or assign the Leased Premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld In determining whether to grant consent to the Tenant's sublet or assignment request, the Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for deciding the Tenant's request:

     a. financial strength of the proposed subtenant/assignee must be at least equal to that of the existing Tenant;

     b. business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

     c. use of the Leased Premises by the proposed subtenant/assignee must be identical to the use permitted by this lease;

     d. percentage rents, if a condition of this Lease, of the proposed subtenant/assignee, or the prospect of percentage rents, must be at least equal to that of the existing Tenant;

     e. managerial and operational skills of the proposed subtenant/assignee must be the same or exceed those of the existing Tenant;

     f. use of the Leased Premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws and;

     g. use of the Leased Premises will not violate any other agreements affecting the Leased Premises, the Landlord or other Tenants or require Landlord to make alterations or improvements to the Premises.

     28. TENANT CONTINUING RESPONSIBILITY. In the event the Landlord gives consent to the Assignment of this Lease, the Tenant shall still nevertheless continue to be fully liable and responsible for the full and faithful performance of each and all of the terms, covenants and conditions herein contained on the part of the Tenant herein to be performed and observed, and provided further, that the Assignee shall likewise be deemed to have assumed the full and faithful performance of said terms, covenants and conditions contained within the Lease on the part of the Tenant herein to be performed and shall deliver to the Landlord herein written assumption agreement assuming such performance as aforesaid.

     29. ENFORCEMENT OF LEASE. The said Landlord may, at his option, in addition to any of the rights given by this indenture, enforce any provisions of the laws of the State of Arizona, or of the United States of America governing the relations of Landlord and Tenant, with the same effect as though the right to enforce such provisions were herein specifically set forth. In the event any provision in this Lease is held invalid by any court of competent jurisdiction, the remaining provisions in this Lease shall be deemed severable and shall remain in full force and effect.

     30. CHANGE IN LEASE. The making, execution and delivery of this Lease has not been induced by any representation, statement, warranties or agreements other than those herein expressed. It is mutually agreed by and between the parties hereto that this agreement supersedes all other previous and/or other agreements bearing upon the above Leased Premises, and it is further agreed that no changes to or in this Lease shall be made without being in writing, signed by all of the parties hereto.

     31. CONTINUING LEASE AFTER EXPIRATION. In the event that Tenant should hold over and continue in the occupancy of the Leased Premises after the expiration of the initial term of this Lease, or any extension thereof, with the consent of the Landlord, express or implied, the Tenancy shall be deemed to a tenancy only from month to month, upon the same terms and conditions as exist and prevail at the time of the termination of the Lease, and subject to increase in monthly rental at the option of the Landlord. Partial months shall be charged as a full-month rent.

     32. SUIT TO ENFORCE TERMS OF LEASE. In the event of legal action between any of the signatories to this Agreement to enforce the terms hereof the prevailing party shall be entitled to reasonable attorneys' fees and court costs from the party adjudged against.

     33. POSSESSION AT EXPIRATION OF THIS LEASE. The Tenant further covenants and agrees with the Landlord that at the expiration of the term mentioned in this Lease, peaceable possession of the Leased Premises shall be given to the Landlord, the Leased Premises to be in as good condition as they now are, or as when first occupied, the usual wear and tear, inevitable casualties and loss by fire excepted. Transfer of Possession of Leased Premises is defined as when Tenant returns all keys to Landlord or his agents after vacating Leased Premises.

     34. IF LANDLORD CANNOT DELIVER POSSESSION OF LEASED PREMISES. If Landlord, for any reason, cannot deliver possession of the Leased Premises to Tenant at the commencement of said term, this lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but there shall be proportionate deduction of rent covering the period between commencement of said term and the time when Landlord can deliver possession.

     35. INDEPENDENT COVENANT FOR PAYMENT OF RENT. The covenant of the Tenant to pay rent shall at all times be recognized as an independent covenant under the terms of this Lease and shall in no way be construed to be dependent upon any other clause, condition or covenant contained herein.

     36. IF LEASED PREMISES ARE DESERTED BY TENANT. In the event the Leased Premises shall be deserted or if the Tenant ceased to conduct business without paying punctually the rent herein called for, then in addition to all other rights and remedies of Landlord hereunder, at law and in equity, the Tenant grants to the Landlord or his agent the right to take over possession of the Leased Premises as agent for the Tenant and do whatever the Landlord deems best to protect his interest so that the Landlord may obtain the balance of money due under this Lease, and without the Landlord waiving or relinquishing any of his rights mentioned in this Lease.

     37. LANDLORD'S RIGHT TO PLACE "FOR SALE" OR "FOR LEASE" SIGN. The Tenant hereby grants upon the Landlord or his Agent the right to place a "For Lease" sign on or in the Leased Premises at any time the tenant vacates the Leased Premises, at any time there is evidence that the Tenant has ceased to conduct business in or on the Leased Premises, or within 60 days of the termination of this lease. Tenant hereby grants the Landlord or his agent., the right to place a "For Sale" sign at anytime.

     38. REPAIRS OR REPLACEMENT IN EVENT OF THEFT OR VANDALISM. Notwithstanding anything to the contrary herein contained, the Tenant agrees to repair or replace, without delay and at his own sole cost, expense and risk any and all portions of the Leased Premises that may be damaged by theft, burglary, vandalism or by malicious mischief.

     39. RETROACTIVE RENT CLAUSE. Should landlord fail to notify Tenant of his intent to revise the rental at such time or times as herein specified, such rental shall continue to be subject to revision upon notification by Landlord as provided herein and, when so revised, shall be retroactive to the date such rental should have become effective, regardless of the number of years involved.

     40. BROKERAGE FEE. David Nichols Realty, Inc and Weststar Mortgage Corp. shall be recognized as the sole procuring broker for the Lease, or any option, renewal, extension, addition, or enlargement thereof, or any sale or Lease of this property, or any portion thereof, to the lessee, regardless of whether the terms of this Lease are modified or if the Lease is canceled and a new Lease entered into. David Nichols Realty, inc. shall be entitled to 6% of the gross Lease amount as commission, payable by Owner upon the signing of the Lease, the signing of any renewal or extension, and/or the signing of any new Lease with the lessee. David Nichols Realty, inc. shall also be entitled to 6% of the gross sales amount as commission, payable by Owner upon the closing of any sale of Leased Premises procured by Agent The minimum leasing commission payable for any Lease is $500.00. This provision applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrations, executors, successors, and assigns. If David Nichols Realty, inc. must file an action against any person or entity to enforce the terms of this brokerage provision, David Nichols Realty, inc., shall be entitled to recover reasonable attorneys fees and court costs. The undersigned certify: that they are the legal Owners of the described property, or are the authorized agent(s) of the legal Owners.

In the event the Tenant requests and receives an assignment of this Lease, the Agent or Broker shall be entitled to a brokerage fee for any remaining or any additional term(s). The brokerage fee shall be paid by the Tenant, subject to all of the above provisions.

     41. SUBMISSION OF LEASE. Submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises. This instrument becomes effective as a Lease upon execution and payment of Security Deposit and prepaid rent for the four (4) months by Tenant and lease executed by Landlord.

     42. GENDER It is further understood that if more than one join in the execution hereof or may be of the feminine, masculine or neuter gender, the pronouns and relative words herein used shall be read and understood as if written in plural, feminine, masculine or neuter, respectively.

     43. SIDE HEADINGS. The herein side headings are for convenience only, and do not define, limit or construe the content, of the various articles in this Agreement"

     44. MORTGAGE. The Tenant's rights under this Lease are and shall always be subordinate to the lien of any existing mortgage or mortgages and to any mortgage or mortgages which the Landlord may and shall have the right to execute at any time during the term of the Lease or any renewal or extension thereof; and the Tenant upon request by the Landlord agrees to execute within fifteen
(15) days of request such instrument or instruments permitting a mortgage or mortgages to be placed upon the Leased Premises so as to subordinate this Lease to any mortgage or mortgages.

     45. SIGNS. The Tenant agrees not to place any permanent signs on the windows, doors or walls or in any other locations on the Leased Premises without first obtaining the written consent of the Landlord. The Tenant agrees not to paint, inscribe or erect any outside signs on walls or roofs without first obtaining the written consent of the Landlord; and should the Landlord give such written consent, then all such signs and paint shall be removed by the Tenant at least thirty days prior to the expiration of this Lease, and the walls, roof, front and tear yards left in good condition, and free from any holes or damage. Tenant is aware that there is a sign permit fee that is at Tenant's cost. Landlord shall not withhold reasonable consent, except that Tenant must install any City approved sign within the space provided for signs and Tenant shall be solely responsible for obtaining all necessary approvals.

     46. KEEPING LEASED PREMISES CLEAN. The Tenant agrees to keep the Leased Premises inside and outside clean acrid neat at all times, including sidewalks, windows, parking area and front and rear yards; and to keep sidewalk free of any obstruction. Tenant shall be solely responsible for prompt removal and proper disposal of all trash and garbage, and all removal of graffiti.

     47. NON-PAYMENT OF RENT. The Tenant further agrees with the Landlord that upon the non-payment of the whole or any part of the rent or other amounts payable hereunder at the time when same is above promised to be paid by the said Tenant and said non-payment of rent continues for a period of ten (10) days, after written notice from Landlord, or in the event said Leased Premises or part thereof shall be deserted (which shall mean Tenant's failure to conduct business in the Premises thirty (30) consecutive days or more without prior notice to Landlord) during said term or of the breach of any of the other terms, covenants or agreements herein contained, for which a specific performance is not provided, which is not cured within thirty (30) days after written notice from the Landlord, the Landlord may at his election, without notice or demand, exercise any remedy available at law or in equity including without limitation any one or more of the following: declare this Lease to be at an end and recover said Leased Premises and recover such damages as he may have sustained; or he may without notice or demand and without declaring the Lease ended, reenter and occupy, remodel or refer the whole or any part of the Premises for the account of Tenant on such terms and conditions as Landlord deems reasonable, or to thereafter terminate the Lease even though the Premises have been refer.

     48. LANDLORD'S DAMAGES. In the event of any default by Tenant, Tenant agrees to pap to Landlord all amounts necessary to compensate Landlord for all damage caused by Tenant's failure to perform its obligations under this lease, including but not limited to the cost of recovering possession of the Premises (including attorney's fees), the cost of repairs, alterations, leasing commissions and, all other expenses incurred in maintaining, preserving or reletting the Premises to a new tenant. Landlord shall be entitled to recover from Tenant the rent and other charges due and unpaid:, (I) at termination of the Lease if the Lease is terminated; (ii') if the Lease is not terminated, as they become due by bringing one or more actions from time to time; or (iii) the difference between the rental, if any, received by Landlord under any reletting of the Premises, and the rental to the charges which would have been paid over the term but for Tenant's default, with present value based on a discount rate of $%.

     49. EQUIPMENT, ROOF, WALLS AND OTHER REPAIRS. The Landlord, at his own expense, shall keep the roof and outside walls of the Leased Premises in good repair during the term of this Lease. Landlord agrees to pay for the Common Area maintenance for the entire subject property. Landlord to maintain HVAC, Roof, Plumbing, Pipes and Sewer. Air conditioning to be repaired in reasonable time.

     50   FINANCIAL STATEMENT. If Landlord desires to finance or refinance the
Leased Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

     51. DISCLAIMERS. The Landlord and Tenant herein agree that there were no promises, inducements, representations or agreements in connection with this Agreement except those specifically set forth in writing. In the event of legal action between any of the signatories to this Agreement to enforce the terms hereof the prevailing party shall be entitled to reasonable attorneys' fees and court costs from the party adjudged against.

     52   TIME OF ESSENCE. Time is of the essence of this Lease and every term, condition, covenant and provision.

     53   BINDING OF HEIRS, ETC. This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto; except that nothing in this paragraph contained shall authorize an assignment of the interest of Tenant herein without the prior written consent of the Landlord.

     54. TENANT IMPROVEMENTS. Tenant intends to make improvements to the Leased Premises after Lease execution. All such improvements shall be performed at Tenant's sole cost pursuant to plans and specifications approved in writing by Landlord prior to the commencement of any work. Landlord may grant or withhold its consent to structural alterations or improvements in Landlord's sole discretion.

     55.  NOT USED

     56. AMERICANS WITH DISABILITIES ACT. Tenant shall, at its sole expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term or any pact of the Term hereof regulating the Leased Premises or the use thereof by Tenant. Tenant hereby covenants that it shall, at its expense, comply promptly with all applicable provisions of Title III of the Americans' With Disabilities Act, 42 U.S.C. (S) 12181 et se ., and all regulations promulgated thereunder (the "ADA"). Tenant shall not use or permit the use of the Leased Premises in any manner that will tend to create waste or a nuisance or which shall tend to disturb occupants of buildings adjacent to the Premises. Neither Tenant nor its employees, customers or any person for whom Tenant is responsible shall in any way obstruct or interfere with the use of any street, sidewalk or passageway in or adjacent to the Building.

     57. CONDITION OF LEASED PREMISES. Tenant has had an opportunity to thoroughly inspect the Leased Premises prior to the date of the signing of this Lease, therefore, Tenant hereby accepts the Leased Premises "AS IS" in its condition existing as of the date of the signing of this Lease, without any representation or warranty, express or implied, oral or written, concerning the condition, useability, or habitability of the Leased Premises, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing the regulating the use of the Leased Premises; and Tenant hereby accepts this Lease subject thereto and all matters disclosed thereby and by any exhibit; attached hereto, except that (I) heating, cooling and plumbing systems shall be in operable working condition and (ii) the exterior roof shall be water tight, as of the date of the signing of this Lease. Tenant acknowledges that neither Landlord nor Landlord's agent has trade any representation or warranty as to the suitability of the Leased Premises for the conduct of Tenant's business. Tenant's singing of this Lease indicates his approval and it will be presumed that the Leased Premises are satisfactory and the Lease shall remain in full force and effect as if Tenant had given Landlord notification that the Leased Premises are suitable for Tenant's business needs.

     58. HAZARDOUS WASTE. Tenant shall not use, release, produce, dispose, transport, treat or store in, on, under, or about the Leased Premises any hazardous waste or toxic substance which is subject to: a) regulation under the Arizona Hazardous Waste Management Act, A.R.S. 536-2821 et seq.; b) the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., or c) regulation under the Toxic Substance Control Act, 15 U.S.C. (S)2601 et seq; or (d) regulation by any other federal, state, city, county or other statute, governmental requirement, or authority..

     No activity may occur on the Leased Premises which could have toxic results. The Leased Premises may be used for the production, treatment, collection, storage, or disposal of any refuse, objectionable waste or any material; a) in any manner inconsistent with the regulations issued by the Arizona Department of Health Services, ACR R9-8-401, et seq.; b) so as to require a permit or approval from the Arizona Department of Health Services, pursuant to ACR R9-8-401 et seq., or c) in a manner which would cause the County Department of Health Services to inspect the Leased Premises or issue orders pursuant to Chapter II of the County Health Code.

     Tenant hereby agrees to indemnify, defend, and hold harmless Landlord for its failure by reason of any breach of this covenant, including any and all costs, fees; penalties and any other liabilities incurred by Landlord resulting from such violation of this covenant. In addition to any other rights and remedies, Landlord may require Tenant to, immediately upon demand, abate any release of hazardous materials using licensed contractors approved by Landlord, or Landlord may without notice cause the work to be performed on behalf of Tenant. Tenant shall pay all costs associated with abatement, remediation or government enforcement actions arising from Tenant's breach of the foregoing covenant. Tenant shall give Landlord immediate notice of the release of any hazardous materials in or about the Premises, and of Tenant's receipt of any notice or communication from any government authority or other person concerning compliance of the Premises with any law or regulation relating to health, safety or the environment ("Environmental Law"), or of the discovery of any condition which violates or may violate Environmental Law.

     59. CONDEMNATION. In the event of any condemnation or taking under the exercise of the power of eminent domain ("Taking") of all or a portion of the Leased Premises, Landlord shall be entitled to receive the entire award in any such proceeding, including any award trade for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, except for any separate award payable to Tenant for loss or damage to Tenant's trade fixtures, removable personal property, and relocation costs. If the entire Leased Premises shall be Taken, then this Lease shall automatically terminate as of the date Tenant is required by the condemning agency to vacate the Leased Premises, and all rent and other charges shall be paid through such date. If a portion of the Leased Premises shall be Taken and the use thereof is materially impaired thereby, then either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate such portion of the Leased Premises ("Taking Date") upon giving the other notice of such election not later than thirty (30) days from the Taking Date. All rent and other charges shall be paid through the Taking Date. If the use of the Leased Premises is not materially impaired by the Taking, or if materially impaired but neither landlord nor Tenant terminates this Lease, then either such event this Lease shall continue in full force and effect with respect to the remainder of the Premises except that, as of the Taking Date, base rent shall be reduced by an amount which is equal to the proportion thereof that the area taken bears to the entire area of the Leased Premises before the Taking, and Landlord shall, at its cost and expense, to the extent practicable restore, the Leased Premises on the land remaining to a complete unit of like quality and character as existed prior to such Taking.

     60. NOTICES. All notices or other documents which either party hereto is required or may desire to give to the other shall be in writing and may be given by delivering the same personally or by sending the same by certified or registered mail, postage prepaid, to the addresses which are written below the signatures of the entities or to such other place as may from time to time be designated by a written notice. Any notice or other document mailed as aforesaid shall be deemed sufficiently served or given at the time of mailing thereof.

     61. LANDLORD'S DEFAULT. Except as otherwise provided in this Lease, landlord shall be in default under this Lease if landlord fails to perform its obligations hereunder and said failure continues for thirty (30) days after written notice from Tenant to Landlord, or if such failure cannot reasonably be cured within thirty (30) days, if Landlord fails to commence cure within thirty
(30) days and continues diligently to pursue the curing of the same. Landlord's liability shall in no event exceed the value of Landlord's interest in the Premises as the same may be encumbered.

     62. WARRNTY OF AUTHORITY. The person signing this Lease represents and warrants that he has authority to do so and that tenant is a duly qualified corporation.

     63. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the control of the party obligated to perform shall excuse the performance by such party of a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by tenant pursuant to this Lease.

     IN WITNESS WHEREOF, the said parties to those presents have hereunto set their hands the day and year first above written.


TENANT:                            LANDLORD:
Chorum Technologies, Inc           Larry Michael Sandusky &
                                   Rebecca Anne Sandusky
By: /s/ Bob Trecartin              By:___________________
   --------------------------
     Authorized Officer            By:___________________

                      FIRST AMENDMENT TO COMMERCIAL LEASE


THIS FIRST AMENDMEIN"I' TO LEASE (this "Amendment") dated as of July 12th, 2000 is entered into between Larry Michael Sandusky & Rebecca Anne Sandusky ("Landlord") and Chorum Technologies, Inc ("Tenant") and David Nichols Realty, Inc., ("Agent").

                                   RECITALS

     A. Landlord and Tenant are parties to that certain Commercial Lease Agreement dated July 12th, 2000 (the "Lease"), pursuant to which Landlord leased to Tenant approximately 6,576 square feet of space known as 211 E. 6th Street, in the County of Pima, City of Tucson, State of Arizona, as more particularly described in the Lease.

     B. The parties desire to extend the term of the Lease and to amend and modify the terms and conditions of the Lease as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Leased Premises. Section 1 of the Lease is amended to add at the end of the section. "The Leased Premises consists of approximately 6,576 square feet of space."

     2. Use of the Leased Premise. Section 2 of the Lease is amended to add at the end of the section "and any other use permitted by law."

     3. Compliance with Laws. Section 4 of the Lease is amended to add in the fourth line of the second paragraph after "Premises and the" and before "use thereof", the following: "Tenant's particular".

     4. Conduct of Business. Section 5 of the Lease is amended to add at the end of the section the following: "Notwithstanding the foregoing, Tenant may vacate the Leased Premises so long as Tenant continues to pay Rent and other sums due and payable under the Lease and performs all other obligations under the Terns of the Lease."

     5. Term. Section 6 of the Lease is amended to extend the term of the lease through the 8th of October, 2002.

     6. Rent. Section 7 of the Lease is amended to add at the end of the section the following:

          for the period from June 3, 2000 up to and including October 8, 2000, which Landlord hereby acknowledges receipt. From and after October 9, 2000, Tenant shall pay to Landlord each month in advance, during the term of this Lease, rent in the amount of:

Rental Period                           Monthly Rent

October 9, 2000 - October 8, 2001       $6,576.00
October 9, 2001 - October 8, 2002       $6,850.00

Rent for partial months of this Lease shall be prorated. The lease remains a net, net, net lease.

7. Alterations and Additions. Section 14 of the Lease is amended to add at the end of the section the following:

Notwithstanding the foregoing, Landlords consent to any request by Tenant for any alteration, additions or improvements to the Leased Premises shall not be unreasonably withheld or delayed. Landlord shall, at the time of granting its consent to any alteration, addition or improvement, shall designate, if requested by Tenant, whether or not Landlord shall require such alteration, addition or improvement to be removed at the end of the term as set forth in this Section 14.

8. Liens Created by Tenant. Section 15 of the Lease is amended so as to change the reference in the fifth line of this section from "ten (10) days" to "thirty
(30) days".

9. Liability Insurance. Section 19 of the Lease is amended so as to change the reference in the fourteenth line of this section from "rated A+ or better" to "rated A- or better".

10. Exemption of Landlord from Liability. Section 20 of the Lease is amended to add at the end of the second paragraph the following: "Nothing contained herein shall limit Landlord's obligation to return the Security Deposit". Section 20 is further amended to add at the end of the section: "Notwithstanding the foregoing, the exemption from liability contained in this section shall not apply to the negligence or willful misconduct of Landlord."

11. Fire or Earthquake. Section 23 of the Lease is amended to replace the reference to "Thirty (30) working days from the date of such damage," in the fourth and fifth lines of this section to "Ninety (90) working days from the date of such damage."

12. Lease Transfer. Section 27 of the Lease is amended to delete the period at the end of the last sentence of this section and to add the following: ", provided Landlord also transfers the Security Deposit to such assignee."

13. Reasonable Consent. Section 28 of the Lease is amended to delete in their entirety subsections "a", "d" and "e".

14. Mortgage. Section 14 of the Lease shall be deleted in its entirety and replaced with:

Subordination; Sale.

(a) Subordination. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Leased Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease; shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if Tenant is not in default under the terms of this Lean, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the Lien of all such mortgages or deed of trust. Tenant agree; to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence.

(b) Sale. If the original Landlord hereunder, or any successor owner of the Leased Premises, sells or conveys the Leased Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon, all such liabilities and obligations of the original Landlord or such successor owner shall be binding on the new owner, the lease shall remain in full force and effect, the Tenant shall not be otherwise disturbed and the Tenant shall attorn to such new owner.

15. Non-Payment of Rent. Section 47 of the Lease is amended so that the term "deserted" shall mean Tenant's failure to conduct business in the Premises thirty (30) consecutive days or more without prior notice to Landlord and without payment of rent.

16. Late Charges. If any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date said rent is due, then Tenant shall pay to Landlord a. late charge equal to ten percent (10%) of the amount due.

17. Equipment, Roof, Walls and other Repairs. Section 49 of the Lease is amended so as to delete the last sentence in this section to be replaced with the following: "Landlord shall have the HVAC repaired and in proper working order no later than August 1, 2000. Tenant will assume responsibility for HVAC once satisfactory repair has been completed.

18. Tenant Improvements. Section 54 of the Lease is amended to add at the end of this section the following: "For all other alterations and improvements, the provisions of Section 14 of the Lease, as amended herein, shah apply."

19. Americans with Disabilities Act. Section 56 of the Lease is amended to insert in the fourth line of this section after "Premises or the" and before "use thereof by Tenant" the following: "Tenant's particular". Section 56 d' further amended to delete the period at the end of the second sentence and to add the following: "arising out of Tenant's particular use of the Leased Premises."

20. Additional Provisions. The Lease is hereby amended by adding the following sections:

(a)  64. Parking. The Tenant shall have the right to the exclusive use of twelve
(12) parking spaces in the rear of the building, during the term of this Lease.

(b) 65. Signage. The Landlord reserves the right to place reasonable signage on 6/th/ Street, subject to Tenants prior written consent, which shall not be unreasonably withheld.

(c) 66. Dumpster Charges. The Dumpster charges for the removal of waste material will be divided equally between the Landlord and the Tenant during the term of this Lease.

(d) 67. Additional Brokerage Fee. Any additional brokerage fee as a result of this Amendment or the exercise of Duly option shall be pursuant to a separate agreement and shall be paid by Landlord.

(e) 68. Option to Renew. Landlord grants Tenant one (1) option to renew this lease for a period of two (2) years, provided Tenant provides Landlord with written notice not less than sixty (60) days prior to the termination of this Lease. All of the terms and conditions contained in the Lease, as amended, shall apply during any option period with the exception of rent which shall be as follows:

Rental Period                           Monthly Rent
October 9, 2002 - October 8, 2003       $7,124.00
October 9, 2003 - October 8, 2004       $7,398.00

21. Except as set forth therein, the Lease remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Lease and this Amendment, the terms of this Amendment shall control.

22. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties also agree and intend that a signature by facsimile machine shall find the party so signing with the same effect as though the signature were an original signature;.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this First Amendment to Commercial Lease on the date first set forth above.

LANDLORD:                                    TENANT:

Larry Michael Sandusky & Rebecca Anne        Chorum Technologies, Inc.,
Sandusky,

By:  _________________________________       By:    /s/ Bob Trecartin
                                                  ------------------------------

Its: _________________________________       Its: ______________________________


AGENT:

David Nichols Realty, Inc.


By:  _________________________________

Its: _________________________________